Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-235755) of XP Inc. of our report dated April 27, 2020 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Auditores Independentes
Sao Paulo, Brazil
April 29, 2020